HOLLANDER  LUMER  &  Co.  LLP
Certified Public Accountants

                                              15260 VENTURA BOULEVARD, SUITE 940
                                                  SHERMAN OAKS, CALIFORNIA 91403
                                                        TELEPHONE (818) 789-5112
                                                              FAX (818) 789-0484
                                                         E-MAIL: HIC15260@CS.COM




July  13,  2000

Mr.  Joseph  Corazzi,  Chairman  of  the  Board
Las  Vegas  Entertainment,  Inc.
1801  Century  Park  East,  23  rd  Floor
Los  Angeles,  CA  ~0067

Dear  Joe:

As you know, I have been called as a witness to testify before the U.S. Securities and Exchange Commission ("Commission") regarding its investigation of Las Vegas Entertainment, Inc ("LVEN') and others. The Commission has raised a number of questions concerning LVEN's financial statements for prior years as well as transactions that may be reflected in LVEN's financial statements for the fiscal year ended October 31, 1999. Under these circumstances, we question whether we can continue to remain independent and to complete an audit of those financial statements. Therefore, we have determined not to undertake further audit work for LVEN.

Please  do  NOT  hesitate  to  call  with  any  questions  you  might  have.

Sincerely  yours,


/s/  Victor  A.  Hollander
--------------------------
Victor  A.  Hollander

cc:  Chief  Accountant,  U.S.  Securities  and  Exchange  Commission


LVENTERM


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